Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of our report dated September 12, 2008 relating to the financial statements of the Independent Line of Business of L.M. Berry and Company as of December 31, 2007 and 2006 and for the year ended December 31, 2007 (Successor) and years ended December 31, 2006 and 2005 (Predecessor), appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

Denver, Colorado

September 15, 2008